LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS


March 5, 2001

Securities and Exchange Commission
450 5th St. N.W.
Washington, D.C. 20549



Re:    Power of Attorney for Forms 4 and 5
       Issuer: I-Flow Corporation (IFLO)


I hereby authorize and designate James R. Talevich, Chief Financial Officer of I-Flow Corporation to sign and file Form 4 "Statement of Changes in Beneficial Ownership of Securities," and Form 5 "Annual Statement of Changes in Beneficial Ownership," as appropriate, on my behalf. This authorization continues until further notice.

Sincerely,

/s/ John H. Abeles, M.D.

John H. Abeles, M.D.